Exhibit 14(b)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Wells Fargo Funds Trust:

We consent to the use of our reports dated July 25, 2007 with respect to the financial statements of the Corporate Bond Fund, Government Securities Fund, High Income Bond Fund, High Yield Bond Fund, Income Plus Fund and Intermediate Government Income Fund; our reports dated August 22, 2007 with respect to the financial statements of the Municipal Bond Fund, National Limited Term Tax Free Fund, National Tax Free Fund and Short Term Municipal Bond Fund; our report dated September 25, 2007 with respect to the financial statements of the Value Fund; our reports dated November 21, 2007 with respect to the financial statements of the Asset Allocation Fund, Balanced Fund, C&B Large Cap Value Fund, International Equity Fund and Overseas Fund, incorporated herein by reference in the Combined Proxy Statement/Prospectus and in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 28, 2008